                                                                     Exhibit 3.1


                              ARTICLES OF AMENDMENT
                                       OF
                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                        WILSONS THE LEATHER EXPERTS INC.

     The undersigned, Philip S. Garon, Secretary of Wilsons The Leather Experts Inc., a Minnesota corporation, (the "Corporation"), hereby certifies that:

     (i) The name of the Corporation is Wilsons The Leather Experts Inc.

     (ii) The Corporation's Amended Articles of Incorporation have been amended in their entirety to read as set forth on Exhibit A hereto.

     (iii) The foregoing amendment has been adopted pursuant to Chapter 302A of the Minnesota Statutes.

     IN WITNESS WHEREOF, I have subscribed my name this 16th day of June, 1998.

                                                 /s/ Philip S. Garon
                                       -----------------------------------------
                                                   Philip S. Garon

                                                                       Exhibit A


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        WILSONS THE LEATHER EXPERTS INC.


                                ARTICLE 1 - NAME

     The name of this corporation shall be Wilsons The Leather Experts Inc.


                          ARTICLE 2 - REGISTERED OFFICE

     The registered office of this corporation shall be 7401 Boone Avenue North, Brooklyn Park, Minnesota 55428.


                          ARTICLE 3 - AUTHORIZED SHARES

SECTION 1.  AUTHORIZED CAPITAL STOCK.

     The aggregate number of shares of stock which the corporation is authorized to issue is 110,000,000 shares, consisting of 100,000,000 shares of common stock, par value $.01 (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $.01 (the "Preferred Stock"). The shares of Preferred Stock and Common Stock are sometimes collectively referred to herein as the "capital stock". The shares of Preferred Stock may be issued by the Board of Directors of the corporation from time to time in one or more series, each of such series to have such relative rights, voting power, preferences and restrictions as adopted by the Board of Directors of the corporation.

SECTION 2.  DESCRIPTION OF CAPITAL STOCK.

     The rights, voting power and restrictions granted to or imposed upon the shares of Common Stock or, to the extent set forth herein, other capital stock, or the holders thereof are as follows:

     (a) Voting Power.

          (i) GENERAL. Each holder of Common Stock shall have one vote on all matters submitted to the shareholders for each share of Common Stock registered in the name of such holder on the books of the corporation.

          (ii) ELECTION OF DIRECTORS. The Board of Directors of the corporation shall consist of not less than five or more than nine members and the directors of the corporation shall be elected by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares of capital stock of the corporation present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares of capital stock of the corporation entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of shareholders.

          (iii) NO CUMULATIVE VOTING. No holder of shares of capital stock of the corporation shall have any cumulative voting rights.

     (b) Preemptive Rights.

     No holder of shares of any class of capital stock of the corporation shall be entitled as such, as a matter of right, to subscribe for, purchase or receive any part of any new or additional issue of shares of stock of any class or series whatsoever, or of securities convertible into or exchangeable for or exercisable for or carrying a right to purchase any shares of stock of any class or series whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend or other distribution.


                  ARTICLE 4 - LIMITATION OF DIRECTOR LIABILITY

     To the fullest extent permitted by Chapter 302A, Minnesota Statutes, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                              ARTICLES OF AMENDMENT
                                       OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        WILSONS THE LEATHER EXPERTS INC.

     The undersigned, Philip S. Garon, Secretary of Wilsons The Leather Experts Inc., a Minnesota corporation (the "Corporation"), hereby certifies (i) that
Section 1 of Article 3 of the Corporation's Amended and Restated Articles of Incorporation has been amended, effective at the close of business on March 15, 2000 (the "Effective Time"), to read in its entirety as follows:

                         "ARTICLE 3 - AUTHORIZED SHARES

     SECTION 1. AUTHORIZED CAPITAL STOCK.

          The aggregate number of shares of stock which the corporation is authorized to issue is 160,000,000 shares, consisting of 150,000,000 shares of common stock, par value $.01 (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $.01 (the "Preferred Stock"). The shares of Preferred Stock and Common Stock are sometimes collectively referred to herein as the "capital stock". The shares of Preferred Stock may be issued by the Board of Directors of the corporation from time to time in one or more series, each of such series to have such relative rights, voting power, preferences and restrictions as adopted by the Board of Directors of the corporation."

(ii) that such amendment has been adopted in accordance with the requirements of, and pursuant to, Chapter 302A of the Minnesota Statutes; (iii) that such amendment was adopted pursuant to Section 302A.402, Subd. 3, of the Minnesota Statutes in connection with a three-for-two division of the Corporation's Common Stock; and (iv) that such amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of the Corporation and will not result in the percentage of authorized shares of any class or series that remains unissued after such division exceeding the percentage of authorized shares of that class or series that were unissued before the division.

     The division giving rise to the amendment set forth above concerns a three-for-two division of the Common Stock of the Corporation. Such division is being effected as follows:

     (i) Effective at the Effective Time, each share of Common Stock outstanding immediately prior to the Effective Time will be split and divided into one and


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one-half shares of Common Stock of the Corporation, par value $0.01 per share, all of which shall be validly issued, fully paid and nonassessable;

     (ii) Each stock certificate representing a share or shares of Common Stock of the Corporation immediately prior to the Effective Time shall continue to represent the same number of shares following the Effective Time;

     (iii) A stock certificate or certificates representing one additional share of the authorized but previously unissued Common Stock of the Corporation, par value $0.01 per share, for each two shares of Common Stock of the Corporation outstanding immediately prior to the Effective Time shall be mailed or delivered on March 15, 2000 or as soon thereafter as practicable to each shareholder of record entitled to receive such stock certificate or certificates. The record date for determining the shareholders of record entitled to receive such stock certificate or certificates shall be the close of business on February 29, 2000. With respect to each two shares of Common Stock, if any, that are first issued and become outstanding after the close of business on February 29, 2000, but prior to the Effective Time and remain outstanding at the Effective Time, the stock certificate for the additional share resulting from the division of any such shares of Common Stock shall be mailed or delivered to the first holder of record to whom such shares of Common Stock were issued; and

     (iv) Notwithstanding anything stated in the preceding resolutions, in the event that the division of shares would otherwise result in an additional fractional share being issued pursuant to the immediately preceding resolution as a result of holders of record of Common Stock at the close of business on February 29, 2000 (or holders of shares of Common Stock that are first issued after February 29, 2000) holding a number of shares (prior to the stock split) not evenly divisible by two, such fractional share shall be rounded up to a whole share of Common Stock (on a post-division basis) and no fractional share or cash in lieu of the fractional share will be mailed or delivered pursuant to the immediately preceding resolution or otherwise.

     The foregoing Articles of Amendment shall take effect at the Effective Time previously stated herein.

     IN WITNESS WHEREOF, I have subscribed my name this 17th day of February, 2000.

                                                /s/ Philip S. Garon
                                       -----------------------------------------
                                                   Philip S. Garon

                              ARTICLES OF AMENDMENT
                                       OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        WILSONS THE LEATHER EXPERTS INC.


     The undersigned, Philip S. Garon, Secretary of Wilsons The Leather Experts Inc., a Minnesota corporation (the "Corporation"), hereby certifies that the Amended and Restated Articles of Incorporation of the Corporation (the "Amended and Restated Articles") have been amended as follows:

     (i) Section 2(a)(ii) of Article 3 of the Amended and Restated Articles is hereby deleted.

     (ii) Section 2(a)(iii) of Article 3 of the Amended and Restated Articles is hereby renumbered to be Section 2(a)(ii).

     (iii) A new Article 5 of the Amended and Restated Articles is hereby added to read in its entirety as follows:


                         "ARTICLE 5 - BOARD OF DIRECTORS

     SECTION 1. NUMBER AND CLASSES OF DIRECTORS. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than five nor more than eleven members. The number of directors may be increased or decreased by the shareholders or by the Board of Directors from the number of directors on the Board of Directors immediately prior to the increase or decrease; provided, however, that any change by the shareholders in the number of directors on the Board of Directors (including, without limitation, changes at annual meetings of shareholders) shall be approved by the affirmative vote of not less than seventy-five percent (75%) of the voting power of all shares of capital stock of the corporation entitled to vote, voting together as a single class, unless such change shall have been approved prior to, on or after the effective date of this Article 5 by a majority of the entire Board of Directors. If such change shall not have been so approved by the shareholders or by the Board of Directors, the number of directors shall remain the same. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.

     SECTION 2. ELECTION OF DIRECTORS; VACANCIES. At the annual meeting of shareholders of the corporation held in 2002, Class I directors shall be elected for a one-year term, Class II directors shall be elected for a two-year term and Class III directors shall be elected for a three-year term. At each succeeding annual meeting of shareholders of the corporation beginning with the annual meeting held in 2003, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected

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to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class even if that term shall extend beyond the next annual meeting of shareholders. In no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which the director's term expires and until a successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Removal of a director from office (including a director named by the Board of Directors to fill a vacancy or newly created directorship) during the term of the director, with or without cause, shall require the affirmative vote of not less than seventy-five percent (75%) of the voting power of all shares of capital stock of the corporation entitled to vote, voting together as a single class. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director's predecessor even if that term shall extend beyond the next annual meeting of shareholders.

     SECTION 3. PREFERRED STOCK. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at a regular or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships may be governed by or pursuant to the applicable terms of these Articles of Incorporation or resolutions adopted by the Board of Directors of the corporation pursuant to Article 3 of these Articles of Incorporation, and such directors so elected shall not be divided into classes pursuant to this Article 5 unless expressly provided by such terms.

     SECTION 4. ELIGIBILITY. No person shall be eligible for election as a director at any regular or special meeting of shareholders unless such person is nominated in accordance with the procedures set forth in the By-Laws of the corporation.

     SECTION 5. REPEAL. Notwithstanding any other provisions of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage or separate class vote may otherwise be specified by law or these Articles of Incorporation), the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all shares of capital stock of the corporation entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this
Article 5."

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The undersigned further certifies (i) that the remainder of the Amended and
Restated Articles of Incorporation of the Corporation are hereby unchanged and
(ii) that the foregoing amendments have been adopted pursuant to Chapter 302A of the Minnesota Statutes.

     IN WITNESS WHEREOF, I have subscribed my name this 23rd day of May, 2002.


                                                  /s/ Philip S. Garon
                                       -----------------------------------------
                                                     Philip S. Garon